Form C

Cover Page

Name of issuer:

Wrap LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/1/2016

Physical address of issuer:

7130 Miramar Rd 100A
San Diego CA 92121

Website of issuer:

http://www.wild-wrap.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

85,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $85,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$85,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$400,000.00

Deadline to reach the target offering amount:

4/6/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$122,206.00	$77,629.00
Cash & Cash Equivalents:	$110.00	$24,747.00
Accounts Receivable:	$54,554.00	$11,118.00
Short-term Debt:	$117,500.00	$73,090.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$215,715.00	$58,935.00
Cost of Goods Sold:	$88,734.00	$9,276.00
Taxes Paid:	($138.00)	$0.00
Net Income:	$167.00	$4,539.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Wrap LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Pier Paolo Colonnello	President	Wrap LLC	2016
Chris Harvey	Director	Wrap LLC	2016
Javier Castro	CEO	Wrap LLC	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Pier Paolo Colonnello	President	2016
Paulina Diaz	Head of Design	2017
Chris Harvey	CFO	2016
Chris Harvey	Vice President	2016
Chris Harvey	Co-owner	2016
Javier Castro	CEO	2017
Javier Castro	Director / co-owner	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Pier Paolo Colonnello	200000.0 Common Units	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The Company's manufacturing facility is located in China which could result in difficulty with inventory management due to political and economic restrictions.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Dependence on Key Personnel. The Company currently benefits from the services of key management ant the departure of any director or higher management would be detrimental. The Board and officers of the Company may withdraw at any time. Withdrawal of one or more of the members of the Board or officers could leave the Company lacking critical leadership.

There is competition in the marketplace. Competitors may be well capitalized and quickly build a competitive offering, or purchase a small competitor and provide that competitor with substantial resources to develop a competing product. Further, if a company desires to compete with the Company, there are no significant barriers to entry

We rely on a third party manufacturer. Currently we depend on a couple of manufacturers to produce our products. If we are unable to maintain our relationship with them we could experiences differences in quality in our assortment.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$85,000**

Use of Proceeds: 40% new product development, 25% in-store merchandising, 12 % Sales force & administration and 18 % logistics and customer service and finally 5% Wefunder Fee.

If we raise: **$400,000**

Use of Proceeds: 30% new product development, 17% in-store merchandising, 10 % Sales force & administration and 18 % logistics and customer service, 20% ecommerce enhancing (Community manager, SEO & SEM an web hosting) and finally 5% Wefunder Fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"),
which provides Investors the right to **units** in the Company ("**Units**"),
when and if the Company sponsors an equity offering that involves **Units**,
on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving
Units, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:
(i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors, or
(ii) if the valuation for the company is more than **$2 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

(iii) for investors up to the first **$25,000** of the securities, investors will receive a valuation cap of **$1,900,000.**

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

No Voting Rights.
Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Major Investor Threshold
Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)).

Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.

If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive

- units equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases.
If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Units	5,000,000	0	No
Common Units	10,000,000	200,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The common units currently authorized and issued have voting rights and are owned by Pier Paolo Colonello. If and when the SAFEholders units convert, they will be Preferred Units which will have liquidation preferences and no voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Javier Castro
Issue date	04/10/18
Amount	$31,773.00
Outstanding principal plus interest	$31,773.00 as of 11/28/18
Interest rate	0.0% per annum
Current with payments	Yes

This is the remaining start up debt we have with the owner of a sister company. There is no interest and no maturity date. Paying it back is at the discretion of the company.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Javier Castro
Amount Invested	$31,773.00
Transaction type	Loan
Issue date	04/10/18
Outstanding principal plus interest	$31,773.00 as of 10/10/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Owner, CEO

This is the remaining start up debt we have with the owner of a sister company. There is no interest and no maturity date. Paying it back is at the discretion of the company.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a outdoor apparel company that specializes in trendy accessories such as multifunctional bandanas, beanies, neck warmers, gloves, between others. Our great designs, innovative packaging and in-store layouts create great business for our intermediate clients and great value to our users. We dominate in South America and we are looking to expand more into the US/CAN market. Offering the best design at the best price in outdoor products that are highly versatile (multi-sport), fresh and trendy.

One of the leading companies in outdoor/urban apparel accessories and recognized as an accessible brand, we believe that everyone should be able to purchase goods that can create better contact with the outdoor life.

Milestones

Wrap LLC was incorporated in the State of Delaware in April 2016.

Since then, we have:

- Selling in Dunham's Sports
- Established a new selling network in Canada
- Selling in Ron John Surf Shop
- Appeared in QVC
- Sold over 200.000 USD in 2017
- e-commerce growth

Wrap LLC has a sister company in Chile, which manages all South American operations and sales. This entity is separate, and all proceeds of this Offering will be used solely for US operations. If needs be, the Chilean entity can transfer money to the US entity if needs be as an extra source of capital.

Historical Results of Operations

Our company was organized in April 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $215,715 compared to the year ended December 31, 2016, when the Company had revenues of $58,935. Our gross margin was 58.87% in fiscal year 2017, compared to 84.26% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $122,206, including $110 in cash. As of December 31, 2016 the Company had $77,629 in total assets, including $24,747 in cash.
- *Net Income.* The Company has had net income of $167 and net income of $4,539 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $117,500 for the fiscal year ended December 31, 2017 and $73,090 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To date the company has been financed with $31,773 as a related party loan.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 48 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company.Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Wrap LLC cash in hand is $12,000, as of October 2018. Over the last three months, revenues have averaged $7,500/month, cost of goods sold has averaged $4,769/month, and operational expenses have averaged $11,724/month, for an average burn rate of $8,993 per month. Our intent is to be profitable in 12 months. The last few months we have had higher expenses than normal, due to higher sales and large expenses. On average throughout the rest of the year our expenses are focused on keeping our warehouse. Normally expenses are around $3000 per month, so our burn rate is lower.

Our operation and finances are very similar to when we started. Due to the high margins we generate, we are able to offer percentages of our sales as a way to pay off our main costs (sales reps, warehousing, retailers with consignment, financial bonuses)

In the next 3 to 6 months we expect to expand our sales force and increase our POS. To achieve this we will need to invest in new in-store POP Displays. Our revenue will increase due to the expansion and this will affect our expenses as well. We have access to classic type of loans from financial institutions, but we believe that brining on crowdfunding investors is much more beneficial for our style of company. On average our expenses will remain relatively stable over the next 3-6 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.wild-wrap.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Chris Harvey
Javier Castro
Paulina Diaz
Pier Paolo Colonnello

Appendix E: Supporting Documents

LLC_Operating_Agreement___1_.pdf

Wefunder Inc. runs wefunder.com and is the parent company of Wefunder Advisors LLC and Wefunder Portal LLC. Wefunder Advisors is an exempt reporting adviser that advises SPVs used in Reg D offerings. Wefunder Portal is a funding portal (CRD #283503) that operates sections of wefunder.com where some Reg Crowdfunding offerings are made. Wefunder, Inc. operates sections of wefunder.com where some Reg A offerings are made. Wefunder, Inc. is not regulated as either a broker-dealer or funding portal and is not a member of FINRA. By using wefunder.com, you accept our Terms & Privacy Policy. If investing, you accept our Investor Agreement. You may also view our Privacy Notice.


Wild Lama

INVEST IN WILD BRANDS

maximum target met

$0

raised of $0 maximum target from 0 investors

Trendy, fun, multi-functional accessories for anyone who loves the wild outdoors

We are an outdoor apparel company that specializes in trendy accessories: multifunctional bandanas, beanies, neck warmers, gloves, and more. Our design, innovative packaging, and in-store displays create a great business for our retailers and a great value to our customers. We dominate in South America and are looking to expand more into the US/CAN market



Chris Harvey
Sales Director
My past in big companies have made me see the flaws and huge opportunities left aside. I am very eager to create positive value with our brands. Love to surf and the outdoors while keeping it simple.

Why you may want to invest

1. We're currently selling in over +600 stores worldwide
2. We sold over 8K wraps during our spot on QVC
3. We sell in big name stores like Dunham's Sports and Ron John Surf Shop
4. We're selling at 5x the rate of other brands in our category

$ 100 min

REMIND ME (2)

What you are investing in

Future Equity (Wefunder SAFE)

~~$2M~~ **$1.9M** valuation cap

First $25K investors of this fundraise will invest in a SAFE with a $1.9M valuation cap.

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $1.9M in the future.

Earning a return

Learn more about SAFEs

Our Ambition

Our ambition is to be one of the leading companies in outdoor/urban apparel accessories around the world. We want to be recognized as an accessible brand since we believe that everyone (regardless of income, gender, or whatever) should be able to purchase products that can create better experiences with the great outdoors.

wild-wrap.com

Investor perks

$250+
30% off on our online store

$500+
Gift card equivalent to 50 USD of all our Wild Wrap products and a discount of 30% on our online store.

$1,500+
Gift card equivalent to 200 USD of all our Wild Wrap products and a discount of 30% on our online store.

$5,000+
Gift card equivalent to 800 USD of all our Wild Wrap products and a discount of 30% on our online store. Plus receive a guided tour of Santiago and Valparaiso Chile, does not include air fare.

$100,000+
Come and try our products at the end of the world in Patagonia, with part of the team, all included for 4 nights.

see less

[illegible] street

Why I Like Wild Brands

> *WRAP is a fashion forward company for Stylish Neck Wraps for the Spring and Summer Season, and just as Stylish for the Winter, with their new line of Polar Wraps. Retail packaging and display options are very creative way to draw customers to their in store displays. WRAP will be the leader in neck wraps over the next couple of years.*

JS

Justin Sigler
RJ SIGLER COMPANY

THE BUZZ ABOUT WILD BRANDS

We are very honored and excited to work with Wild Wrap. The creative culture of the company is not only present in their products but on their designs, displays and more. Wild Wrap is Pura Vida !!



Mario Cubero
Tortugas de Aventura / Regalarte de Las Americas

Wrap! Set of 2 Head Wraps with 10 Ways to Wear - QVC.com

Wear these Head Wraps 10 different ways for everything from bathing to cooking to exercising. From Wrap! Page 1 QVC.com
October 24, 2018 @ qvc.com

Welcome to Wild

We're making unique, fun, and multi-functional outdoor accessories. We want to inspire people to go outside: trek the trek, hike the hike, walk the walk, just go try it, do it, live it! We're proud of the huge reach our product has, from mountain bikers to babies - people can't get enough of our unique, functional, and fun outdoor accessories.


WRAP!
01:00



For Outdoor Lovers Everywhere

We're currently selling our products at 200+ retail locations around the world. We're looking to continue expansion, primarily in North America and Canada. Our goal is to go, go, grow!

Wild in More Than One Way: Wild Wrap & Wild Lama

When you invest in Wild Brands, you're investing in two brands under one roof: Wild Wrap and Wild Lama, both of which we plan to keep creating original products for and growing our sales channels internationally.


WILD
WRAP!

Launched in April 2016 on US soil, Wild Wrap has grown 70% since its founding, we create unique designs to a versatile product.


Wild
Lama

Wild Lama was born out of the need of creating an outdoor apparel brand that is accessible to the majority of consumers and not just high-end consumers.

Why Us? We're Cute, Clever, and Compact.

We've installed several displays in big retailers and boutiques around the world. One of our core strengths comes from our original branding and packaging design. Not only do customers of all genders and ages love our displays - so do retailers (because they do not take up much floor space yet have large margins)!



WRAP!
WRAP!

Milestones

December 2012
Wild Wrap was established in Santiago, Chile

January 2015
Wild Lama was established in Santiago, Chile

April 2016
Wrap LLC
established in the US

May 2016
Operation agreement with a 3PL called Green Rhino to manage our North American stock in San Diego, CA

September 2016
Wild Brands holding was created

January 2017
Ron Jons surf shop becomes a regular client and starts selling our product in stores around the world

December 2017
We sold over 8,000 Wild Wraps through on QVC

December 2017
200+ stores
We're being sold in over +200 stores in the United States

July 2018
We began selling in Dunham's Sports

December 2018
Wefunder!
Wild Brands is raising money to expand Wild Lama in North America and Canada

Oh Yeah! We Also ❤ Supporting Artist!

Since 2016, we've been working with local and international artist to create original prints. We want our products to have a story, and our designs to be original and intentionally created from ideation to delivery around the world.


WRAP!
By MARIA HURTADO IZQUIERDO


WRAP!
By CARLOTA FRANQUESA


WRAP!
By JOSE BENVENUTO


WRAP!
By ANTONIA LARA

Some of our numbers

5X	$500 USD	$100 USD	14 Countries
We sell at 5x the rate of the average brand in our category	The average sales of Wild Wrap monthly per square feet	The average sales of category monthly per square feet	Our products are currently distributed in 14 countries

200+	62 to 227	125	60
Retailers that carry our products around the world	POS from 2016 to 2017	Wild Wrap SKU's	Wild Lama SKU's

SALES IN US DOLARS 2016-2017


$118.712
$42.373
$36.298
$19.052
$18.311
$18.332
$2.428
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Q1 '17
Q2 '17
Q3 '17
Q4 '17

Meet the Founders



Chris Harvey

Sales Director

My past in big companies have made me see the flaws and huge opportunities left aside. I am very eager to create positive value with our brands. Love to surf and the outdoors while keeping it simple.



Pier Paolo Colonnello

Founder

Living life to the max and working on my dream job. Founded 4 successful companies looking for more.



Javier Castro

CEO

Proud Husband and Effort Triathlete rocking for Wild Brands

AND THE REST OF THE TEAM



Maayan Milner

Customer Service & Logistic Manager



Paulina Diaz Schussler

Head of Design

Motivated designer, love book bindings, music (ukelele) and dry fruit. Amateur stone collector.

Interview

− COLLAPSE ALL

WF: What's new about what you're making? How is it different?

WB: What we offer is not a new product, but the model of our operation is new. In a down going industry (brick and mortar) retail shops/chains, we offer a solution to them. We understand the difficult situation these business are facing due to the high e-commerce model, and this is why we will always offer a consignment model to reduce their risk. We are constantly investing in our e-commerce site and we understand that a great portions of our sales will come through this channel. But we want to help the traditional retailers with our eye catching product and great in-store layouts close to the check out area, where we aim our products for the impulsive buyers.

WF: Who are your competitors? How are you different?

WB:

Our competitors are Buff, Bula and Boho Bandeau. In our domestic market we have great success stories in all of South America, where in 4 years we have tripled the sales of this worldwide brand Buff whom has been in the market for over 12 years.

WF: How do you acquire customers?

WB: This is out main task currently, our approach to this is broadening our sales force through specializes sales representations that know the industry and the products. Our main goal is bring on board the correct people with the correct network, and we believe that the people that are working with us currently have fit the spot perfectly, but we are eager to gain more terrain through this way.

WF: How will you make money?

WB: To make this business profitable we really need to move big volumes, the average sales of our product is no a high priced one, so we need to close deals with big retail chains. This is the model we used in South America and we have dominated the market, once we are in a retail chain we generate great value to them, leaving the retailer with a good impression of our company, this is a key factor for developing new products with them.

WF: What's your biggest risk? What keeps you up at night?

WB: The main drive of our company to open a sister Company in the US, was because of the great success our brands obtained in south America. Our main source of income came from massive retail chains out of the core segments of our products, specialized sports and outdoor stores, we saw how our products where massively accepted by general public in big departments stores. We have studied and the south American market very well and all the tendencies show that this market is a mirror market to the US market. Our hypothesis is that the synergy of both markets is very similar. But our main risk by far is to encounter a market that does not work as the rest of the markets we have obtained success in.

WF: What do you understand about your business that others don't get?

WB: We understand that business is a long term relationship and in order to achieve this we feel that there is no such thing as a good sell-in without a great sell-out, our main objectives are on a long term basis, we need that our clients profit be our profit. The difference between us and our competitors is that we are willing to offer conditions that are not the norm of the industry, and we want to create a *win-win* atmosphere for our clients. How do we do this? The value of our product is not in the materials, it's in the design, the exclusivity and it's differentiation of what's currently on the market. These added values is perceived by our final customer and this is what helps our product down the road.

We have noticed that our products have great synergy in different apparel categories and this helps us reach new horizons and new types of stores. Plus, our best results come from markets where our competitors lack in reaching due to their structured plans of supply. We are able to communicate versatility of our product through a very attractive packaging that attacks the impulsive buyer. A great advantage that we have is that we are in stores and channels that our competitors wont call on because of the paradigm of sports / outdoor targets and this helps us create a broader demand.

WF: How big is the market?

WB: If you consider all the wholesale of the sports industry in 2018 it should record a total revenue of 100 billion USD, our main competitor and biggest threat calculates to sell 40 million USD in 2018 and grow 5% each year.

WF: What are the benefits of being a sister company?

WB: One of the main benefits of opening a sister Company in USA is that we can operate this business with a very flexible and low overhead. But we believe we have matured our products and have a better grasp of the market, currently our main goal is to consolidate our existing operation by broadening the team and getting more product in the pipeline.

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RISKS

1 The Company's manufacturing facility is located in China which could result in difficulty with inventory management due to political and economic restrictions.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Wild Brands is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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